EXHIBIT 4.7

                           Form of Warrant Certificate

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

Void after 2:00 p.m. New York Time, on the earlier of (i) the three-year anniversary date of the effectiveness of the Registration Statement (as defined herein), or (ii) December __, 2009 (the "Expiration Date")

                   Warrant to Purchase Shares of Common Stock


                             JAWS TECHNOLOGIES, INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

Warrant No. ___                                        _____________ WARRANTS(1)


         This is to Certify That, FOR VALUE RECEIVED,________________ or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from JAWS TECHNOLOGIES, INC., ("Company"),____________________ of the fully paid, validly issued and nonassessable shares of common stock, par value $.001 per share, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, on or before the earlier of (i) the three-year anniversary date of the effectiveness of the Registration Statement (as defined herein), or (ii) December __, 2009 (the "Expiration Date"), but not later than 2:00 p.m. New York Time, on the applicable Expiration Date ("Exercise Period"). The price to be paid for each share of Common Stock shall be U.S.$6.50 per share. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as"Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

a. Exercise of Warrant. The Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by

--------
1   Each  Warrant  will  entitle  the holder to acquire 1/2 of a share of Common
    Stock.

897438.7
         delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Annex A hereto, by payment to the Company of the Exercise Price per Warrant Share in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised.

         (i) As soon as practicable after the Company shall have received such Notice of Exercise and any required payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, to the Holder at the address set forth in such Notice of Exercise a certificate or certificates representing the number of shares of Common Stock specified in such Notice of Exercise. The Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the date that such Notice of Exercise and any required payment shall have been received by the Company.
         (ii) The Holder shall surrender this Warrant certificate of the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant certificate for the unexercised portion of the Warrant, but in all other respect identical to this Warrant certificate.

         (iii) The Company shall not be require to issue fractional shares of Common Stock upon an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to the Holder, in cash, an amount equal to the same fraction times the Current Market Value (as defined in Sections c.(1), c.(2), and c.(3) below, as applicable) for the Common Stock immediately prior to the date of such exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrant certificates.


b. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

c. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Value of a share, which shall have the following meaning:

                                       2
897438.7

         (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or included for quotation on the NASDAQ system, the Current Market Value shall be the last reported sale price of the Common Stock on such exchange or automated quotation system on the last business day prior to the date of exercise of this Warrant or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company (the "Board").

d. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term"Warrant" as used herein includes any warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

e. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are

                                       3
897438.7
         limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

f. Anti-Dilution Provisions. The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         (2) In the event that the Company shall distribute to all holders of shares of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in Shares of Common Stock), or rights, options or warrants to subscribe for or purchase shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Value of a share of Common Stock for the twenty (20) days ending on the seventh trading day proceeding such distribution on such record date, less the fair market value (as determined by the Board) of the portion of the evidences of indebtedness or assets to be distributed, or of such rights, options or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share of Common Stock Outstanding on such record date and the denominator of which shall be such Current Market Value per share. Such adjustment shall become effective at the close of business on such record date.


         (3) In the event that the Company shall sell or issue at any time after the date hereof shares of Common Stock (other than the Excluded Stock, as defined below) at a consideration per share less than the Current Market Value in effect immediately

                                       4
897438.7
                  prior to the time of such sale or issuance, then, upon such sale or issuance, the Exercise Price shall be reduced to an adjusted price (calculated to the nearest cent) determined by dividing (i) the sum of (A) the total number of shares of Common Stock Outstanding (as defined below) immediately prior to such sale or issuance multiplied by the then-existing Exercise Price, plus (B) the aggregate of the amount of all consideration, if any, received by the Company upon such sale or issuance, by (ii) the total number of shares of Common Stock Outstanding immediately after such sale or issuance; provided, however, that the Exercise Price shall not be reduced unless the issuance is at a per share price below the Current Market Value and is also below the greater of (i) the lesser of (A) US $6.50, and (B) eighty percent (80%) of the Current Market Value per share of the shares of Common Stock for the twenty (20) days ending on the seventh trading day preceding the date of the Company's issuance of such shares of Common Stock, and (ii) US $4.25; provided, further, however, that if the Exercise Price is reduced pursuant to the foregoing provision, it shall be reduced only to the extent of the difference between the applicable per share amount calculated pursuant to the preceding clauses (i) and (ii) and the applicable issuance price per share.

                  Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted pursuant to Section f(3) by virtue of the issuance and/or sale of "Excluded Stock" which shall mean the following: (i) shares of Common Stock, Options (as defined below), or Convertible Securities (as defined below) to be issued and/or sold to employees, advisors, directors or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a stock grant, stock option plan, restricted stock agreements, stock purchase plan, pension or profit sharing plan or other stock agreement or arrangement,
                  (ii) shares of Common Stock, Options and/or Convertible Securities to be issued pursuant to Options and/or Convertible Securities outstanding as of the date of this Warrant, (iii) shares of Common Stock and/or Options to be issued pursuant to the placement agency agreement, to be entered into, by and between the Company and SmallCaps Online LLC or the placement agency agreement, to be entered into, by and between the Company and Thomson Kernaghan & Co. Limited, and (iv) shares of Common Stock, Options or Convertible Securities to be issued and/or sold in connection with any acquisition by the Company of any assets or capital stock of any other person or entity involved in the information security business. For purposes of this Section f, all shares of Excluded Stock shall be deemed to have been issued for an amount of consideration per share equal to the initial Exercise Price (subject to adjustment in the manner set forth herein.

         (4) Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Section f(1), f(2) or f(3) above, the number of Shares purchasable upon exercise of this Warrant shall be adjusted simultaneously by multiplying the respective number of Shares issuable upon exercise of this Warrant

                                       5
897438.7
                  immediately prior thereto by the respective Exercise Price in effect on the date hereof and dividing the product so obtained by the respective Exercise Price, as adjusted.

         (5) No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Section f(5) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section f. shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section f. to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section f., as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

         (6) In the event that at any time, as a result of an adjustment made pursuant to Section f(1) to f(3) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections f(1) to f(3) inclusive above.

         (7) Irrespective of any adjustments in the respective Exercise Price or the related number or kind of share purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

         (8) For purposes of Section f(3), the following definitions shall apply:

                  (i) "Convertible Securities" shall mean any indebtedness or equity securities convertible into or exchangeable for shares of Common Stock.

                  (ii) "Common Stock Outstanding" shall mean the aggregate of all shares of Common Stock outstanding and all shares issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

                                       6
897438.7

                  (iii) "Options" shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

         (9) For purposes of Section f(3), the following provisions shall also be applicable:

                  (i) Cash Consideration. In the event of the sale or issuance (otherwise than conversion or exchange of Convertible Securities) of additional shares of Common Stock, Options or Convertible Securities for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such securities (or, if such securities are offered by the Company for subscription, the subscription price, or, if such securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                  (ii) Non-Cash Consideration. In the event of the sale or issuance (otherwise than upon conversion or exchange of Convertible Securities) of additional shares of Common Stock, Options or Convertible Securities for consideration other than cash or consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of Section f(3), of the consideration other than cash received by the Company for such securities.

                  (iii) Options and Convertible Securities. In the event the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the sale or issue of Convertible Securities (other that where the same are issuable upon the exercise of Options), as of the date of such sale or issue) be deemed to be issued and to be outstanding for the purpose of Section f(3) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first became convertible or exchangeable; provided that, subject to the provisions of Section f(10), no further adjustment of the Exercise Price shall be made upon the actual

                                       7
897438.7
                           issuance of any such Shares or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

         (10) In the event that the purchase price provided for in any Option referred to in Section f(9)(iii) or the rate at which any Convertible Securities referred to in Section f(9)(iii) are convertible into or exchangeable for shares of Common Stock shall change at any time or any additional consideration shall be payable in connection with the exercise of any Option or the conversion or exchange of any Convertible Securities (other than under or by reason of provisions designed to protect against dilution upon the occurrence of events of the type described in this Section f), then, for purposes of any adjustment required by Section f(3), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, conversion rate or additional consideration, as the case may be, at the time initially granted, issued or sold; provided, that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Section f(1), f(2) or f(3)) by which the Exercise Price was decreased pursuant to Section f(3) upon the issuance of the Option or Convertible Securities.

         (11) In the event of the termination or expiration of any right to purchase shares of Common Stock under any Option granted after the date of this Warrant or of any right to convert or exchange Convertible Securities issued after the date of this Warrant, the Exercise Price shall, upon such termination or expiration, be readjusted to the Exercise Price that would have been in effect at the time of such termination or expiration had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Share issuable thereunder shall no longer be deemed to be Common Stock Outstanding; provided, that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Section f(1), f(2) or f(3)) by which the Exercise Price was decreased pursuant to Section f(3) upon the issuance of the Option or Convertible Securities. The termination or expiration of any right to purchase shares of Common Stock under any Option granted prior to the date of this Warrant or of any right to convert or exchange Convertible Securities issued prior to the date of this Warrant shall not trigger any adjustment to the Exercise Price, but the shares of Common Stock issuable under such Options or Convertible Securities shall no longer be counted in determining the number of shares of Common Stock Outstanding on the date of issuance of this Warrant for purposes of subsequent calculations under Section f(3).

         (12) Whenever there shall be adjustment as provided in this Section f, the Company shall within 30 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant

                                       8
897438.7

                  Register, which notice shall be accompanied by an officer's certificate setting forth the adjusted number of Warrant Shares issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

g. Officer's Certificate. Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section f, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted respective Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section a. and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

h. Notices to Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) action is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise effect the action taken by the Company.

i. Reclassification, Reorganization or Merger. Incase of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or

                                       9
897438.7
         other  change  of  outstanding  shares  of  Common  Stock of the  class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section i. shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section f hereof.

j. Call Rights on Warrants. If at any time following the effectiveness of the registration statement that is filed in connection with the underlying shares of Common Stock, the last reported sale price per share of Common Stock exceeds $9.75 for any consecutive thirty day trading period, then the Company may, at any time upon thirty days' notice, call and repurchase these Warrants at a call price of $.001 per Warrant. The Company shall exercise the call right specified herein by delivery of written notice (the "Call Notice") to the Warrant holders, specifying the payment date for the purchase thereof by the Company (which payment date shall not be prior to thirty (30) days from the date of such notice), and certifying that the conditions precedent to the call right have been satisfied. Upon receipt of a Call Notice, the Warrant holder shall be required to surrender to the Company this Warrant certificate, at the address specified in the Call Notice, against the Company's payment of the applicable call price, without interest thereon, by certified check. Upon delivery of the Call Notice and until so surrendered, this Warrant certificate shall be deemed, for all corporate purposes, to evidence only the right to receive the applicable call price, without interest, upon surrender of this Warrant certificate, and the Warrant holder shall cease to have all rights associated herewith, except as otherwise set forth in this paragraph j.

k. Registration Rights and Adjustment to Exercise Price. Pursuant to the terms of the Subscription Agreement, by and between the Company and the holder of this Warrant, the Company has agreed to file a registration statement (the "Registration Statement"), to register, among other things, the Warrant Shares issuable upon exercise of this Warrant. This

                                       10
897438.7

         Warrant shall expire if not exercised on or before the earlier of (i) the three-year anniversary date of the effectiveness of the Registration Statement, or (ii) December __, 2009. In the event that the Company does not have a Registration Statement registering the Warrant Shares effective within 90 days after the date hereof: (i) if the Registration Statement covering the Warrant Shares is not declared effective within 90 days, but prior to 180 days, following the date hereof, the exercise price of the Warrants shall be reduced by US$0.25 per month, or a pro rated amount thereof for partial months, until a Registration Statement covering such shares is so declared effective;
         (ii) if a Registration Statement covering the Warrant Shares is not declared effective within 190 days following the date hereof, the exercise price of the Warrants shall be reduced by US$0.50 per month, or a pro rated amount thereof for partial months, until a Registration Statement covering such Warrant Shares is so declared effective. Notwithstanding anything herein to the contrary, in no event shall the Exercise Price of the Warrants be reduced to a price lower than US$3.75 per share.

         l. Venue. The terms of this Agreement shall be construed in accordance with the laws of the State of New York. The exclusive venue with respect to any claims or disputes under this Agreement shall be the appropriate State or Federal Courts located in New York, New York.

                            [Signature page follows]

                                       11
897438.7

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.

                                            JAWS TECHNOLOGIES, INC.

                                         By: __________________________________
                                        Its: __________________________________
Dated:
ATTEST:

_____________________________
__________________, Secretary

                                  EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Shares of Common Stock of Jaws Technologies, Inc. at $______ per share (an aggregate of $______).

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: ____________________________________________
      (Please typewrite or print in block letters)

Address ____________________________________________________

Social Security of Federal I.D. Number: __________________________

THE UNDERSIGNED REPRESENTS AND WARRANTS TO JAWS TECHNOLOGIES, INC. THAT THE CONDITIONS FOR EXERCISE OF THE WITHIN WARRANT SET FORTH IN THE FIRST SENTENCE OF THE FIRST PARAGRAPH ABOVE HAVE BEEN FULLY COMPLIED WITH.

Payment of $__________ enclosed

Signature _____________________________________________
      (Sign exactly as your name appears on the first page of this Warrant)

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, __________________________________________hereby sells, assigns and transfers unto

Name _______________________________                  _______________________
    (Please typewrite or print in block letters)      Address

Social Security of Federal I.D. Number: _________________________

the right to purchase shares of Common Stock of Jaws Technologies, Inc. represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________________________ Attorney, to transfer the same on the books of Jaws Technologies, Inc. with full power of substitution in the premises.

Date:

Signature ________________________________________
      (Sign exactly as your name appears on the first page of this Warrant)